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                                   Exhibit 8b

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

                                   KPMG LLP


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                         Independent Auditors' Consent


The Board of Directors
Paragon Life Insurance Company:


We consent to the use of our reports on the financial statements of Paragon Life Insurance Company dated March 10, 2000, and the financial statements of Separate Account C of Paragon Life Insurance Company dated March 10, 2000 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement (No. 33-67970) and Prospectus of Separate Account C of Paragon Life Insurance Company.

                                 KPMG LLP

St. Louis, Missouri

April 26, 2002